 Exhibit 99.1

SAFETY ANNOUNCES THIRD QUARTER 2018 RESULTS AND DECLARES FOURTH QUARTER 2018 DIVIDEND

Boston, Massachusetts, October 31, 2018.  Safety Insurance Group, Inc. (NASDAQ:SAFT) today reported third quarter 2018 results. Net income for the quarter ended September 30, 2018 was $28.9 million, or $1.88 per diluted share, compared to net income of $18.0 million, or $1.18 per diluted share, for the comparable 2017 period. Net income for the nine months ended September 30, 2018 was $64.8 million, or $4.24 per diluted share, compared to net income of $51.1 million, or $3.36 per diluted share, for the comparable 2017 period. Non-generally accepted accounting principles (“non-GAAP”) operating income, as defined below, for the quarter ended September 30, 2018 was $1.76  per diluted share, compared to $1.06 per diluted share, for the comparable 2017 period. Non-GAAP operating income for the nine months ended September 30, 2018 was $4.29 per diluted share, compared to $3.15 per diluted share, for the comparable 2017 period. Safety’s book value per share increased to $46.57 at September 30, 2018 from $46.06 at December 31, 2017 primarily as a result of net income, offset by decreases in unrealized gains. Safety paid $0.80 per share in dividends to investors during each of the quarters ended September 30, 2018 and 2017. Safety paid $3.00 per share in dividends to investors during the year ended December 31, 2017.

Direct written premiums for the quarter ended September 30,  2018 increased  by $4.0 million, or 1.9%, to $219.9 million from $215.9 million for the comparable 2017 period. Direct written premiums for the nine months ended September 30, 2018 increased by $14.1 million, or 2.2%, to $656.7 million from $642.6 million for the comparable 2017 period. The 2018 increase occurred primarily in our commercial automobile and homeowners lines of business.

Net written premiums for the quarter ended September 30, 2018 increased by $3.0 million, or 1.5%, to $207.5 million from $204.5 million for the comparable 2017 period. Net written premiums for the nine months ended September 30, 2018 increased by $3.8 million, or 0.6%, to $613.0 million from $609.2 million for the comparable 2017 period. Net earned premiums for the quarter ended September 30, 2018 increased by $1.5 million, or 0.7%, to $197.0 million from $195.5 million for the comparable 2017 period.  Net earned premiums for the nine months ended September 30,  2018 increased by $5.1 million, or 0.9%, to $583.1 million from $578.1 million for the comparable 2017 period. Net written and net earned premiums increased primarily due to increases in our commercial automobile and homeowners business as discussed above.

For the quarter ended September 30,  2018, loss and loss adjustment expenses incurred decreased by $7.1 million, or  5.7%, to $116.7 million from $123.8 million for the comparable 2017 period. For the nine months ended September 30, 2018, loss and loss adjustment expenses incurred decreased by $1.7 million, or 0.5%, to $367.6 million from $369.3 million for the comparable 2017 period. Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended September 30,  2018 were 59.2%,  31.7%, and 90.9%, respectively, compared to 63.3%,  32.2%, and 95.5%, respectively, for the comparable 2017 period. Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the nine months ended September 30, 2018 were 63.0%,  31.7%, and 94.7%, respectively, compared to 63.9%,  31.8%, and 95.7%, respectively, for the comparable 2017 period. Total prior year favorable development included in the pre-tax results for the quarter ended September 30, 2018 was $13.0 million compared to $10.8 million for the comparable 2017 period. Total prior year favorable development included in the pre-tax results for the nine months ended September 30, 2018 was $39.4 million compared to $31.2 million for the comparable 2017 period.

Net investment income for the quarter ended September 30, 2018 increased by $1.6 million, or 17.0%, to $11.1 million from $9.5 million for the comparable 2017 period.  Net investment income for the nine months ended September 30, 2018 increased by $3.5 million, or 12.5%, to $31.8 million from $28.3 million for the comparable 2017 period. The increase is a result of fixed maturity amortization and an increase in the average invested asset balance compared to the prior year.    Net effective annualized yield on the investment portfolio for the quarter ended September 30, 2018 was 3.4% compared to 3.0% for the comparable 2017. Net effective annualized yield on the investment portfolio for the nine months ended September 30, 2018 was 3.3% compared to 3.0% for the comparable 2017.  Our duration was 3.7 years at September 30, 2018 and December 31, 2017.

Today,  our Board of Directors approved a $0.80 per share quarterly cash dividend on its issued and outstanding common stock payable on December 14, 2018 to shareholders of record at the close of business on December 3, 2018.

Recently Adopted Accounting Standard

As disclosed in Safety’s Annual Report on Form 10-K for the year ended December 31, 2017, accounting guidance for financial instruments changed in 2018 under ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. We adopted this accounting standard update, effective January 1, 2018, using a cumulative-effect adjustment. This adjustment moved the historical unrealized gains and losses, net of tax, on the equity portfolio from accumulated other comprehensive earnings to retained earnings, but had no impact on overall shareholders’ equity. In addition, for 2018 and forward, the change in fair value for equity securities is required to be recognized through net income rather than through other comprehensive income. As defined below, we exclude these unrealized gains and losses in arriving at non-GAAP operating income and non-GAAP operating income per diluted share. For the quarter ended September 30,  2018,  an increase of $2.4 million for the change in unrealized gains  was recognized within income before income taxes and income tax expense was increased by $0.5 million. For the nine months ended September 30,  2018, a decrease of $3.7 million for the change in unrealized gains was recognized within income before income taxes and income tax expense was reduced by $0.8 million.

Non-GAAP Measures

Management has included certain non-GAAP financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Non-GAAP operating income and operating income per diluted share consist of our GAAP net income adjusted by the net realized gains (losses), net impairment losses on investments, change in net unrealized gains (losses) on equity securities and taxes related thereto. The adjustment for net unrealized losses on equity securities is only applicable for 2018 due to the adoption of the above mentioned accounting standard update. Net income and earnings per diluted share are the GAAP financial measures that are most directly comparable to operating income and operating income per diluted share, respectively. A reconciliation of the GAAP financial measures to these non-GAAP measures is included in the 2018 financial highlights below.

About Safety:  Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company.  Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31,  2017 Form 10-K with the SEC on February 28,  2018 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements.  These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.  Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31,  2017 filed with the SEC on February 28,  2018.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: $1,142,816 and $1,156,697)	$1,131,133	$1,172,026
Equity securities, at fair value (cost: $140,796 and $90,481)	158,434	111,867
Other invested assets	25,961	23,162
Total investments	1,315,528	1,307,055
Cash and cash equivalents	51,317	41,708
Accounts receivable, net of allowance for doubtful accounts	209,470	190,649
Receivable for securities sold	984	1,380
Accrued investment income	9,137	8,876
Taxes recoverable	170	908
Receivable from reinsurers related to paid loss and loss adjustment expenses	24,340	24,776
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	100,565	83,085
Ceded unearned premiums	34,414	32,175
Deferred policy acquisition costs	77,533	72,202
Deferred income taxes	3,423	—
Equity and deposits in pools	31,469	28,246
Other assets	20,280	16,219
Total assets	$1,878,630	$1,807,279

Liabilities
Loss and loss adjustment expense reserves	$582,957	$574,054
Unearned premium reserves	460,405	428,257
Accounts payable and accrued liabilities	57,857	60,701
Payable for securities purchased	7,385	4,188
Payable to reinsurers	33,814	13,801
Deferred income taxes	—	2,917
Other liabilities	24,341	22,345
Total liabilities	1,166,759	1,106,263

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,566,180 and 17,499,544 shares issued	176	175
Additional paid-in capital	193,991	189,714
Accumulated other comprehensive (loss) income, net of taxes	(9,229)	24,269
Retained earnings	610,768	570,693
Treasury stock, at cost: 2,279,570 shares	(83,835)	(83,835)
Total shareholders’ equity	711,871	701,016
Total liabilities and shareholders’ equity	$1,878,630	$1,807,279

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net earned premiums	$196,968	$195,524	$583,126	$578,059
Net investment income	11,120	9,503	31,839	28,313
Earnings from partnership investments	1,188	351	6,539	1,233
Net realized gains on investments	53	2,717	2,948	4,826
Change in net unrealized gains on equity investments	2,444	—	(3,749)	—
Net impairment losses on investments (a)	(228)	(256)	(228)	(256)
Finance and other service income	4,362	4,690	13,121	13,373
Total revenue	215,907	212,529	633,596	625,548

Losses and loss adjustment expenses	116,693	123,792	367,564	369,271
Underwriting, operating and related expenses	62,496	62,994	184,925	183,643
Interest expense	22	22	67	67
Total expenses	179,211	186,808	552,556	552,981

Income before income taxes	36,696	25,721	81,040	72,567
Income tax expense	7,788	7,767	16,191	21,489
Net income	$28,908	$17,954	$64,849	$51,078

Earnings per weighted average common share:
Basic	$1.90	$1.19	$4.28	$3.38
Diluted	$1.88	$1.18	$4.24	$3.36

Cash dividends paid per common share	$0.80	$0.80	$2.40	$2.20

Number of shares used in computing earnings per share:
Basic	15,091,754	15,021,189	15,076,214	15,007,221
Diluted	15,250,332	15,161,962	15,217,927	15,124,044

(a) No portion of the other-than-temporary impairments recognized in the period indicated were included in Other Comprehensive Income.

Reconciliation of Net Income to Non-GAAP Operating Income

Net income	$28,908	$17,954	$64,849	$51,078
Exclusions from net income:
Net realized gains on investments	(53)	(2,717)	(2,948)	(4,826)
Change in net unrealized gains on equity investments	(2,444)	-	3,749	-
Net impairment losses on investments	228	256	228	256
Income tax (expense) benefit	476	861	(216)	1,600
Non-GAAP operating income	$27,115	$16,354	$65,662	$48,108

Net income per diluted share	$1.88	$1.18	$4.24	$3.36
Exclusions from net income:
Net realized gains on investments	-	(0.18)	(0.19)	(0.32)
Change in net unrealized gains on equity investments	(0.16)	-	0.25	-
Net impairment losses on investments	0.01	0.02	0.02	0.02
Income tax (expense) benefit	0.03	0.04	(0.03)	0.09
Non-GAAP operating income per diluted share	$1.76	$1.06	$4.29	$3.15

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Written Premiums
Direct	$219,930	$215,919	$656,713	$642,633
Assumed	7,750	8,291	23,995	25,326
Ceded	(20,174)	(19,743)	(67,674)	(58,806)
Net written premiums	$207,506	$204,467	$613,034	$609,153

Earned Premiums
Direct	$212,209	$207,597	$624,325	$610,636
Assumed	7,469	7,525	24,236	24,237
Ceded	(22,710)	(19,598)	(65,435)	(56,814)
Net earned premiums	$196,968	$195,524	$583,126	$578,059